                                                                    EXHIBIT 99.1

*LL&E-ROYALTY TRUST

LL&E ROYALTY TRUST ANNOUNCES TRUST DISTRIBUTION FOR JULY 2005

LL&E ROYALTY TRUST

JPMORGAN CHASE BANK, N.A. - TRUSTEE                   NEWS
                                                     RELEASE
-----------------------------------------------------       --------------------

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS (June 24, 2005) -- LL&E Royalty Trust (NYSE SYMBOL-LRT) announced today the Trust income distribution for the month of July 2005. This distribution represents amounts payable to the Trust with respect to production for the month of April 2005. Unit holders of record on July 5, 2005 will receive a distribution of $565,089 or approximately $.029755 per Unit payable on July 15, 2005.

The distribution includes no proceeds from the Jay Field property due to excess production costs. Excess production costs to be recouped from future proceeds at the Jay Field property totaled $405,088.

The Working Interest Owner ("Owner"), under the terms of the Trust Conveyance, is permitted to escrow funds up to 125% of the estimated future costs such as dismantlement costs and capital expenditures for the properties in which the Trust has an interest (Special Cost Escrow). According to the most recent reserve report, estimated dismantlement costs are $16.6 million for Jay Field property, $1.0 million for South Pass 89 property and $1.4 million for Offshore Louisiana property. The Owner has informed the Trustee that it has elected not to escrow any additional funds at this time. However, the Owner intends to continue to monitor each of the properties in which the Trust has an interest for possible changes in relevant factors, which may warrant a need for additional escrow. To date, the amounts escrowed for future dismantlement costs total approximately $4.5 million for Jay Field property, $2.6 million for South Pass 89 property and $3.0 million for the Offshore Louisiana property. The amounts escrowed on the South Pass 89 and Offshore Louisiana properties exceed 125% of the estimated future dismantlement costs by approximately $1.35 million and $1.25 million respectively. The Trust Conveyance permits, but does not require, the Owner to release the excess escrowed funds, and the Owner has informed the Trustee that it does not intend to release any portion of the escrowed funds at this time.

Gross Proceeds prior to deductions for Production Costs for the month of April 2005 by property are as follows: $2,504,214 for Jay Field property, $98,802 for South Pass 89 property, and $755,478 for Offshore Louisiana property.

Production Costs for the month of April 2005 by property are as follows:
$2,909,302 for Jay Field property, $55,047 for South Pass 89 property and $175,417 for Offshore Louisiana property.

There was no deduction made for the Special Cost Escrow in April 2005. Fee Lands Royalties for the month of April 2005 totaled $52,183. Trust related expenses for the month of April 2005 totaled $31,022.

The Gross Proceeds, Production Costs and Special Cost Escrow numbers stated above relate to each property as a whole. The Trust's interest in these properties is 50% for Jay Field, 50% for South Pass 89 and 90% for Offshore Louisiana.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, timing and extent of capital expenditures. In addition, the amount of future distributions will depend on the amounts escrowed by the Working Interest Owner as described above.

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust's Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and all of its other filings with the Securities and Exchange Commission. The Trust's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

The Trust income distribution announcement for the month of August will be made on or about July 26, 2005.

CONTACT: LL&E ROYALTY TRUST
         JPMORGAN CHASE BANK, N.A., AS TRUSTEE
         MIKE ULRICH
         (800) 852-1422
         WWW.BUSINESSWIRE.COM/CNN/LRT.HTM